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                                                                   EXHIBIT 10.16

                             SECOND AMENDMENT TO THE
                 BIRDS EYE FOODS MASTER SALARIED RETIREMENT PLAN

      This amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the general Corporation Law of the State of Delaware (referred to herein as the "Employer").

                                  WITNESSETH

      WHEREAS, the Employer has adopted the Birds Eye Foods Master Salaried Retirement Plan (the "Plan") which was amended and restated effective January 1, 2001 pending receipt of a favorable determination letter from the Internal Revenue Service, and

      WHEREAS, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

      WHEREAS, the Employer now wishes to amend the Plan,

      NOW, THEREFORE, said Plan is hereby amended by adding Section 5.5(g)(5) as follows:

      (5) Each Participant who continues working after his Normal Retirement Date shall be notified within a reasonable time after his Normal Retirement Date, by first class mail or personal delivery, that his pension benefits otherwise payable under the Plan have been suspended; provided, however that pension benefits required to be paid pursuant to paragraph (2) above shall not be suspended. Such notification shall describe the reasons for this notice and include a description of this Plan provision and department of Labor regulation 2530.203-3.

      IN WITNESS WHEREOF, this amendment has been executed this 6th day of May 2003.

                                                  BIRDS EYE FOODS, INC.

                                                  BY:  /s/ Lois Warlick-Jarvie
                                                       ------------------------

ATTESTED:  /s/ Karen A. Babey
           --------------------------------